                                                                     Exhibit 4.8
                                                                [CONFORMED COPY]

                           THIRD AMENDMENT AND WAIVER


          THIRD AMENDMENT AND WAIVER (the "Amendment"), dated as of September 3, 1992, among COLTEC INDUSTRIES INC (the "Company") and the financial institutions party to the Credit Agreement referred to below (the "Banks"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                              W I T N E S S E T H :


          WHEREAS, the Company, the Banks, Bankers Trust Company, Manufacturers Hanover Trust Company, Barclays Bank PLC, New York Branch, and Credit Lyonnais New York Branch, as Agents, and Bankers Trust Company, as Administrative Agent, are parties to a Credit Agreement, dated as of March 24, 1992 (as amended to the date hereof, the "Credit Agreement"); and

          WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;


          NOW, THEREFORE, it is agreed:

I.  AMENDMENTS TO THE CREDIT AGREEMENT

          1. Section 4.02(h) of the Credit Agreement is hereby amended by inserting at the end of the first sentence thereof the following:

     "; PROVIDED, HOWEVER, no application of the Net Sale Proceeds from any asset sale shall be required to be made in accordance with this Sec-tion 4.02(h) (although the Company shall be required to notify the Banks on or prior to the occurrence of any such sale of (x) the assets proposed to be sold and (y) the expected timing of, and Net Sale
     Proceeds to be realized from, such sale) unless and until the Net Sale Proceeds of such asset sale, together with the Net Sale Proceeds of all prior asset sales (whether or not such assets constituted
     Collateral at the time of such sale but excluding asset sales referred to in clauses (i) and (ii) of the second parenthetical of this Section 4.02(h) and the analogous clauses contained in Section 4.02(i)), to the extent the Net Sale Proceeds from such prior asset sales have not at or prior to such time been applied in accordance with this Section 4.02(h) or Section 4.02(i), equals or exceeds $10,000,000; PROVIDED FURTHER, that the Company may elect to apply Net Sale Proceeds pursuant to this Section 4.02(h) prior to the $10,000,000 threshold being met and may, pending any mandatory or optional application of Net Sale Proceeds, use such Net Sale Proceeds for general corporate purposes except that the Company may not so use such Net Sale Proceeds directly or indirectly to repay Bank Debt or Existing Senior Debt in violation of the "equal and ratable" provisions of the Existing Senior Indenture. For purposes of this Section 4.02(h), Section 4.02(i) and the last sentence of the definition of Share, proceeds shall be deemed to be applied in accordance with Section 4.02(i) if the Company has (x) complied with the notice provisions of the Existing Senior Indenture in connection with a redemption of either Issue of Existing Senior Debt (for so long as the Company continues to take all actions necessary to effect the specified redemption in accordance with the terms of the Existing Senior Indenture) or (y) deposited such proceeds in the cash collateral account referred to in Section 4.02(i)."

          2. Section 4.02(i) to the Credit Agreement is hereby amended by deleting all of the first sentence thereof beginning after the phrase "PROVIDED, however," the first time such phrase appears and inserting in lieu thereof the following:

     "no application of the Net Sale Proceeds from any asset sale shall be required to be made in accordance with this Section 4.02(i) (although the Company shall be required to notify the Banks on or prior to the occurrence of any such sale of the (x) assets proposed to be sold and
     (y) the expected timing of, and Net Sale Proceeds to be realized from, such sale) unless and until the Net Sale Proceeds of such asset sale, together with the Net Sale Proceeds of all prior asset sales (whether or not such assets constituted Collateral at the time of such sale but excluding asset sales referred to in clauses (i) and (ii) of the second parenthetical of this Section 4.02(i) and the analogous clauses contained in Section 4.02(h)), to the extent the Net Sale Proceeds from such prior asset sales have not at or prior to such time been applied in accordance with this Section 4.02(i) or Section 4.02(h), equals or exceeds $10,000,000; PROVIDED FURTHER, that the Company may elect to apply Net Sale Proceeds pursuant to this Section 4.02(i) prior to the $10,000,000 threshold being met and may, pending any mandatory or optional application of Net Sale Proceeds, use such Net Sale Proceeds for general corporate purposes except that the Company may not so use such Net Sale Proceeds directly or indirectly to repay Bank Debt or Existing Senior Debt in violation of the "equal and ratable" provisions of the Existing Senior Indentures; PROVIDED FURTHER, that if the respective Issue of Existing Senior Debt will be redeemable, in relevant part, at par (plus any accrued interest) after the giving of the notice hereinafter described in this proviso, then the making of any prepayment required by this Section 4.02(i) with respect to either Issue of Existing Senior Debt may be delayed (but not by more than 65 days) beyond the date of prepayment otherwise required by this Section 4.02(i) to the extent necessary to comply with the notice provisions of the Existing Senior Indenture for such repayment; PROVIDED FURTHER, that if either Issue of the Existing Senior Debt (any such Issue, the "Affected Issue") will not be redeemable, in relevant part, at par (plus any accrued interest) on the date of any required prepayment pursuant to this Section 4.02(i) (and after giving effect to the immediately preceding proviso), then (i) the proceeds which would otherwise be applied to such Affected Issue shall instead be deposited in a cash collateral account to be established with the Administrative Agent (pursuant to a cash collateral agreement in form and substance satisfactory to the Administrative Agent) to be held (with investments of such Share in Cash Equivalents, and only in Cash Equivalents, to be permitted, and with any investment income on such Share being permitted to be used to pay accrued interest owing on the securities of the Affected Issue in connection with the offers to purchase or redemptions described below and, in addition, which investment income (to the extent positive on a net basis) may be withdrawn by the Company to pay regularly accruing interest on the securities of the Affected Issue), for the benefit of the holders of the Affected Issue until such time as such amounts are applied or released, at the Company's option, as described in clauses (ii), (iii) or (iv) below, (ii) the Company may distribute to all holders of such Affected Issue an offer to purchase (the form and terms of which offer to purchase shall conform in all material respects to all requirements of the applicable law) on a date (any such date, regardless of whether any securities of the respective Affected Issue are actually tendered for purchase, is herein called a "Purchase Date") occurring not later than 30 days (or such longer period, if any, as is required by applicable law) after the distribution thereof, an aggregate principal amount of such Affected Issue the purchase price of which (including any premium payable, but excluding accrued interest) is equal to the Share (without giving effect to any investment income received with respect thereto) of such Affected Issue of the proceeds of the respective asset sale or sales at a price that is equal to or greater than par and less than or equal to par plus the redemption premium otherwise applicable to such Affected Issue on the applicable Purchase Date (in the event that the Affected Issue is not redeemable on such date the applicable premium shall be the redemption premium which would be in effect on the first date on which such securities will be redeemable), in each case, plus any accrued interest through the Purchase Date (which accrued interest shall be paid with any earnings on the amounts invested as described in clause (i) above and with additional funds, to the extent needed, provided by the Company), and (B) on the Purchase Date, accept all Existing Senior Debt of such Affected Issue (or proportionate amounts thereof in cases where the offer to purchase is oversubscribed, with the effect being that in no event shall there be repurchased on any Purchase Date securities of the Affected Issue at an aggregate purchase price (exclusive of accrued interest) which exceeds the Share applicable thereto as described in preceding clause (A)) duly delivered to it in accordance with the terms of such offer to purchase (such securities, the "Tendered Securities") and withdraw, from amounts then on deposit with the Administrative Agent, an amount equal to the Share of the respective asset sale or asset sales applicable to such Affected Issue (or such lesser amount as equals the principal amount of securities of the Affected Issue tendered for purchase) and any investment income on such amounts, which amounts shall be used by the Company (together with its own funds to the extent needed to pay additional interest) to pay all amounts then due and owing by the Company with respect to the purchase of Tendered Securities, (iii) on the Purchase Date (after giving effect to the purchases, if any, of the Affected Issue effected on such date in accordance with clause (ii) above), so long as no Acceleration Event has occurred and continues to exist with respect to the Affected Issue in connection with which the offer to purchase was made (and if such an Acceleration Event is in existence, all amounts hereinafter described in this clause (iii) shall instead be delivered by the Administrative Agent, to the extent it has actual knowledge of such Acceleration Event, to the Existing Senior Trustee for application to the respective Affected Issue), all amounts remaining on deposit with the Administrative Agent which relate to the Share of proceeds of such Affected Issue from the asset sale or sales with respect to which the Purchase Date has just occurred (together with any remaining investment income thereon not withdrawn pursuant to preceding clause (i) or (ii)), shall be released to the Company and (iv) if, at any time after the Share of the respective Affected Issue has been deposited in the cash collateral account described above in this proviso, such Affected Issue is redeemable, in relevant part, at par or at par plus a redemption premium (plus any accrued interest), then the Company may redeem, in relevant part, that portion of the respective Affected Issue the aggregate redemption price of which (together with the redemption premium, but excluding accrued interest) is equal to the Share of asset sale proceeds allocable to such Affected Issue which is then on deposit in the cash collateral account (but excluding investment income thereon, which may be used, together with monies of the Company, to pay accrued interest in respect of such redemption), in accordance with the terms of the Existing Senior Indenture."

          3. Section 4.02(l) of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and by inserting the following new sentence in lieu thereof:

          "In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date, if any, upon which cash proceeds are released to the Company in accordance with the second clause (iii) contained in Section 4.02(i) (excluding investment income returned to the Company from time to time which is promptly used by the Company to pay interest then due and payable on the respective Affected Issue), an amount equal to the cash proceeds so returned to the Company shall be required to be applied to prepay Term Loans (or, if the Initial Borrowing Date has not yet occurred, as a mandatory reduction to the Total Term Loan Commitment)."

          4. Section 8.01(i) of the Credit Agreement is hereby amended by inserting at the end thereof the phrase: "Notwithstanding the foregoing, the Company will only be required to provide the Banks with notice of or with copies of communications described in the immediately preceding sentence which are not material on or prior to the tenth day after the close of the fiscal quarter in which such communications were received".

          5. The definition of "Share" appearing in Section 11 of the Credit Agreement shall be amended by adding the following sentence at the end thereof:

          "For purposes of determining the Share of the Existing Senior Notes, Existing Senior Debentures or Bank Debt for purposes of this definition or the definition of "Share Denominator", the determination of the outstanding principal amount of Existing Senior Notes, Existing Senior Debentures or Bank Debt Amount shall be made at the time that the applicable asset sale proceeds are received (whether or not at such time the $10,000,000 threshold referred to in Sections 4.02(h) or 4.02(i) has been reached)."

          6. Part A of Schedule III of the Credit Agreement is hereby amended by deleting the sixteenth Mortgaged Property listed therein which is located at 323 South Bracken Lane, Chandler, Arizona in Maricopa county. The Company represents and warrants to the Agents and the Banks that it is not permitted to mortgage such property pursuant to the terms of existing encumbrances.

          7. The undersigned Banks hereby consent to the release of certain property covered by the Mortgage with respect to the eleventh Mortgaged Property (Burbank, California) listed on Part A of Schedule III to the Credit Agreement, which property, the Company represents and warrants to the Agents and the Banks was not owned, and is not owned, by the Company or any Subsidiary of the Company.

          8. The undersigned Banks hereby agree that the Mortgage Policy for the second Mortgaged Property (West Hartford, Connecticut) listed on Part A of
Schedule III to the Credit Agreement may contain an exception for an existing lease, provided that the Mortgage Policy will nonetheless provide affirmative coverage that lessee's interest under such lease is subordinate to the Lien of the Mortgage.

          9.   Notwithstanding anything to the contrary contained in Section
7.11 or Section 7.13 of the Credit Agreement or in the Mortgage covering the fourteenth Mortgaged Property (Longview, Texas) listed on Part A of Schedule III of the Credit Agreement, no representation relating to such Mortgaged Property is made by the Company with respect to its ownership of that portion of such Mortgaged Property consisting of a strip of land approximately 42 feet wide running along the northerly boundary of the 12.0047 acre tract of land shown on sheet 1 of 2 of the survey, dated 4/17/92 (revised 5/5/92) prepared by Walker & Associates Surveying, Inc., Tyler, Texas and bounded on the southerly side by a chain link fence.

          10. Section 2 of the Subsidiaries Pledge Agreement is hereby amended, effective as of March 24, 1992, by inserting after the phrase "Garlock Pty. Limited" the phrase
", Garlock S.A."

II.  WAIVER UNDER THE CREDIT AGREEMENT

          11. The Banks hereby waive any Default or Event of Default that may have arisen under the Credit Agreement solely as a result of (i) the Company failing to deliver (x) an Original Mortgage with respect to the Newtown, Pennsylvania property so long as such mortgage is delivered by September 30, 1992 or (y) the Mortgage Policies so long as such Mortgage Policies are delivered by September 30, 1992 and (ii) the failure of the Company prior to the date hereof to apply proceeds in an amount equal to approximately $2,278,844 from the sale of certain option securities in accordance with the terms of the Credit Agreement, PROVIDED such amount is applied towards the $10,000,000 threshold in accordance with Section 4.02(i) hereof.

III. GENERAL PROVISIONS

          12. In order to induce the Banks to enter into this Amendment, the Company hereby makes each of the representations, warranties and agreements contained in Section 7 of the Credit Agreement on the Amendment Effective Date after giving effect to this Amendment.

          13. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          14. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

          15. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          16. This Amendment shall become effective on the date (the "Amendment Effective Date") when (x) the Company and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) the same to the Administrative Agent at the Notice Office and (y) the Banks shall have received from Skadden, Arps, Slate, Meagher & Flom, special counsel to the Company, an opinion addressed to the Agents and each of the Banks and dated the Amendment Effective Date to the effect that, after giving effect to this Amendment, the obligations of the Company with respect to the Existing Senior Notes and the Existing Senior Debentures continue to be equally and rateably secured with the Obligations under the Credit Agreement and such obligations of the Company and its Subsidiaries as may be incurred under the Interest Rate Protection and Other Hedging Agreements.

          17. From and after the Amendment Effective Date all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement as amended hereby.

          IN WITNESSES WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                              COLTEC INDUSTRIES INC



                              By /S/
                                 ---------------------------
                                Title: Senior Vice President
                                       Finance and Treasurer


                              BANKERS TRUST COMPANY,
                                Individually, as Agent, as
                                Mortgagee and as
                                Administrative Agent



                              By
                                 ---------------------------
                                Title:


                              MANUFACTURERS HANOVER TRUST
                                COMPANY, Individually, and
                                as Agent



                              By /S/ RICHARD STEWART
                                ----------------------------
                                Title: Vice President


                              BARCLAYS BANK PLC, NEW YORK
                                BRANCH, Individually, and
                                as Agent



                              By /S/ DENNIS RUGGLES
                                ----------------------------
                                Title: Associate Director

                              CREDIT LYONNAIS NEW YORK
                                BRANCH, Individually, and
                                as Agent



                              By /S/
                                ----------------------------
                                Title: Vice President


                              CREDIT LYONNAIS CAYMAN ISLAND
                                BRANCH



                              By /S/
                                ----------------------------
                                Title: Authorized Signature


                              THE BANK OF MONTREAL



                              By /S/ G. POLE
                                ----------------------------
                                Title:  Director


                              THE BANK OF NEW YORK



                              By /S/ DAVID K. ??
                                ----------------------------
                                Title: Vice President


                              THE BANK OF TOKYO TRUST
                               COMPANY



                              By
                                 ---------------------------
                                Title:

                              BANQUE FRANCAISE DU COMMERCE
                                EXTERIEUR



                              By
                                 ---------------------------
                                Title:


                              BANQUE NATIONALE DE PARIS,
                                New York Branch



                              By
                                 ---------------------------
                                Title:



                              By
                                 ---------------------------
                                Title:


                              BANQUE PARIBAS



                              By /S/ STEPHEN M. BURNS
                                 ---------------------------
                                Title:  Vice President



                              By /S/
                                 ----------------------------
                                 Title: Senior Vice President


                              THE CHASE MANHATTAN BANK, N.A.



                              By /S/ DANA F. KLEIN
                                 ---------------------------
                                 Title: Vice President

                              COMMONWEALTH BANK OF AUSTRALIA



                              By /S/ PETER F. EWERS
                                 ---------------------------
                                 Title: First Vice President,
                                        Lending


                              EATON VANCE PRIME RATE
                                RESERVES



                              By /S/ BARBARA E. ??
                                ----------------------------
                                Title: Assistant Treasurer


                              THE FUJI BANK, LIMITED,
                                New York Branch



                              By
                                 ---------------------------
                                Title:


                              GIROZENTRALE VIENNA, New York
                                Branch


                              By
                                 ---------------------------
                                Title:


                              THE INDUSTRIAL BANK OF JAPAN,
                                LIMITED, New York Branch



                              By /S/
                                ----------------------------
                                Title: Senior Vice President
                                       & Senior Manager

                              THE LONG-TERM CREDIT BANK
                                OF JAPAN, LIMITED,
                                NEW YORK BRANCH



                              By /S/ JAY SHANKAR
                                ----------------------------
                                Title: Vice President


                              THE MITSUBISHI TRUST AND
                                BANKING CORPORATION



                              By /S/
                                ----------------------------
                                Title:


                              THE NIPPON CREDIT BANK, LTD.,
                                New York Branch



                              By /S/ MICHAEL A. MONTELEONE
                                ----------------------------
                                Title: Assistant Vice
                                       President


                              UNION BANK OF FINLAND LIMITED,
                                Grand Cayman Branch



                              By /S/ DURVAL ARAUJO
                                ----------------------------
                                Title: Vice President



                              By /S/
                                ----------------------------
                                Title:

                              VAN KAMPEN MERRITT PRIME
                                RATE INCOME TRUST



                              By /S/ JEFFREY W. MAILLET
                                ----------------------------
                                Title: Vice President
                                       Portfolio Manager


                              WESTPAC BANKING CORPORATION
                                Grand Cayman Branch



                              By /S/
                                ----------------------------
                                Title: Senior Vice President


                              ALLSTATE LIFE INSURANCE CO.



                              By /S/ RAFAEL SCOLARI
                                ----------------------------
                                Title: Investment Manager


                              ARAB BANKING CORP.



                              By /S/
                                ----------------------------
                                Title: Vice President


                              BAHRAIN MIDDLE EAST BANK E.C.
                                New York Agency


                              By /S/
                                ----------------------------
                                Title: General Manager/
                                       Senior Vice President



                              By /S/
                                ----------------------------
                                Title: Assistant Manager

                              BANK OF IRELAND



                              By /S/
                                ----------------------------
                                Title: Vice President


                              BANK OF NOVA SCOTIA



                              By
                                ----------------------------
                                Title:


                              BANK OF SCOTLAND



                              By /S/ W.P. ??
                                ----------------------------
                                Title: Senior Vice President


                              MERRILL LYNCH PIERCE RATE
                                PORTFOLIO



                              By /S/ BOBBY VAUGHAN
                                ----------------------------
                                Title: Authorized Signatory


                              NATIONAL DEPOSIT LIFE INSURANCE
                                CO.



                              By /S/ MARK K. OKADA
                                ----------------------------
                                Title: Manager-Fixed Income


                              PROTECTIVE LIFE INSURANCE
                                COMPANY



                              By /S/ RICHARD BIELEN
                                ----------------------------
                                Title: Vice President -
                                       Investments

                              RESTRUCTURED OBLIGATION BACKED
                                BY SENIOR ASSETS B.V.



                              By /S/ MARK GOLD
                                ----------------------------
                                Title: Vice President


                              RYOSHIN LEASING (USA) INC.



                              By
                                ----------------------------
                                Title:


                              STICHTING RESTRUCTURED
                                OBLIGATIONS BACKED BY SENIOR
                                ASSETS 2 (ROSA2)
                                (Chancellor)



                              By /S/ MARK GOLD
                                ----------------------------
                                Title: Vice President


                              TOKYO CITY FINANCE (ASIA)
                                LIMITED



                              By
                                ----------------------------
                                Title:


                              TOYO TRUST AND BANKING
                                COMPANY, LTD. New York Branch



                              By
                                ----------------------------
                                Title:

                              TRAVELERS INSURANCE COMPANY



                              By /S/ THOMAS T. S. LI
                                ----------------------------
                                Title: Assistant Investment
                                       Officer